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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) MAY 6, 1997




                             NORTON MCNAUGHTON, INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE                        0-23440              13-3747173
  (State or other jurisdiction         (Commission File       (I.R.S. Employer
of incorporation or organization)           Number)          Identification No.)




                463 Seventh Avenue
                  New York, N.Y.                          10018
     (Address of principal executive offices)          (Zip Code)




       Registrant's telephone number, including area code: (212) 947-2960
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ITEM 5. OTHER EVENTS

Peter Boneparth has been appointed as the President and Chief Operating Officer of the company. In connection therewith, the company entered into an Employment Agreement with Mr. Boneparth providing for a base salary of $500,000 per annum and a signing bonus of $250,000. The Employment Agreement terminates on November 4, 2000.

As provided in the Employment Agreement, the company has granted options to Mr. Boneparth to purchase an aggregate of 700,000 shares of common stock of the company at an exercise price of $5.50 per share, which was the fair market value of the common stock on the date of grant. Such options vest over the term of the Employment Agreement, with an acceleration of the vesting if certain target stock prices are attained. The Employment Agreement provides for 100,000 options to vest on April 30, 1997; an additional 250,000 options to vest on the earlier to occur of (i) December 10, 1998 or (ii) the date on which the stock price equals or exceeds $10.00 per share for twenty consecutive trading days; an additional 250,000 options to vest on the earlier to occur of (i) December 10, 1999 or (ii) the date on which the stock price equals or exceeds $13.00 per share for twenty consecutive trading days; and the remaining 100,000 options to vest on the earlier to occur of (i) November 4, 2000 or (ii) the date on which the stock price equals or exceeds $20.00 per share for twenty consecutive trading days. The Employment Agreement also provides that commencing on November 1, 1997, in the event of a change in control involving the company, all outstanding options shall become vested and exercisable in full.


The company entered into a Separation Agreement with Norton Sperling, the former President of the company, which provides for a separation payment of $2,500,000 and the termination of his Employment Agreement. Mr. Sperling will remain on the Board of Directors in the capacity of Vice Chairman. As set forth in the Separation Agreement, Mr. Sperling agreed that for a period of eighteen months, he will not engage in any business venture which involves the manufacture, merchandising, distribution or sale of apparel, except as permitted by the Board of Directors. In addition, the Separation Agreement provides that commencing on May 1, 1997 and terminating on April 30, 2007, Mr. Sperling will provide consulting services to the company through April 30, 2007, with fees to be determined on a project-by-project basis.

Mr. Boneparth's Employment Agreement, Mr. Sperling's Separation Agreement and the company's press release issued on May 6, 1997 are filed as Exhibits to this Form 8-K, and are incorporated herein by reference to Exhibits 10, 10.1 and 99, respectively.


ITEM 7.  EXHIBITS

Exhibit Index

Exhibit 10        Employment Agreement between Norton McNaughton of Squire, Inc.
                  and Peter Boneparth dated as of April 30, 1997.

Exhibit 10.1 Separation Agreement between Norton McNaughton of Squire, Inc. and Norton Sperling dated as of May 3, 1997.

Exhibit 99        Press release dated May 6, 1997.




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                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NORTON MCNAUGHTON, INC.
                                             (Registrant)


Date: May  9, 1997                      By: /s/ Sanford Greenberg
                                            ------------------------------------
                                                SANFORD GREENBERG
                                                Chairman of the Board and Chief
                                                Executive Officer
                                                (Principal Executive and
                                                Operating Officer)




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                                EXHIBIT INDEX
                                -------------

Exhibit No.                              Description
-----------                              -----------

Exhibit 10        Employment Agreement between Norton McNaughton of Squire, Inc.
                  and Peter Boneparth dated as of April 30, 1997.

Exhibit 10.1 Separation Agreement between Norton McNaughton of Squire, Inc. and Norton Sperling dated as of May 3, 1997.

Exhibit 99        Press release dated May 6, 1997.